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                            ARTICLES OF AMENDMENT TO
                         THE ARTICLES OF INCORPORATION
                            OF INLAND RESOURCES INC.
                         DESIGNATING A SERIES OF STOCK


         Pursuant to RCW 23B.06.020 and RCW 23B.10.020 of the Washington Business Corporation Act, INLAND RESOURCES INC. (the "Corporation"), hereby submits this Articles of Amendment to its Articles of Incorporation thereby designating and establishing the following series of stock:

         I.      The name of the Corporation is INLAND RESOURCES INC.

         II. The date of filing of the original Articles of Incorporation with the Secretary of State of Washington is August 12, 1985.

         III. The Articles of Incorporation of the Corporation are hereby amended by the addition of a new paragraph 4 to Article IV containing the following provisions fixing the voting powers, preferences and relative, participating, optional, and other special rights, qualifications, limitations and restrictions of the Series C Cumulative Convertible Preferred Stock, par value $0.001 per share, as fixed by the Board of Directors of the Corporation pursuant to authority vested in it by the Articles of Incorporation:

                 "4. 100,000 shares of Class A preferred stock, par value $0.001 per share, shall be designated Series C Cumulative Convertible Preferred Stock ("Series C Preferred Stock"). The Series C Preferred Stock shall have the following voting powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions:

                                  (i)      DIVIDENDS.  The Series C Preferred
                          Stock shall bear dividends at the rate of $10.00 per share per annum, which dividends shall be cumulative and shall accrue on a daily basis from the date of issuance, whether or not declared, and shall be payable only (a) in connection with the liquidation, dissolution or winding up of the Corporation as provided in paragraph (ii), (b) in connection with the redemption of the Series C Preferred Stock as provided in paragraph (iii) and (c) at such time as the Corporation and the holders of a majority of the outstanding shares of Series C Preferred Stock shall agree. Dividends paid shall only be payable out of funds legally available therefor, to the record holders of Series C Preferred Stock as of the record date therefor or, if there is no such record date, as of the date of payment thereof. Additional dividends shall be deemed to accrue on the amount of dividends accrued but unpaid, whether or not declared,
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                          compounding quarterly, at the rate of 10% per annum,
                          which additional dividends shall be payable only as provided in this paragraph (i). "Unpaid dividends" shall include all accrued dividends, whether or not declared and whether or not then payable.

                                  No dividends shall be paid or declared, and
                          no distribution (of securities of the Corporation or any other property) shall be made, on any Junior Securities (as defined below), and no monies shall be made available for the purchase or redemption of any Junior Securities while any shares of Series C Preferred Stock remain outstanding other than the distribution of Common Stock on shares of Common Stock. "Junior Securities" means any of the Corporation's capital stock other than the Series C Preferred Stock.

                                  (ii)     LIQUIDATION RIGHTS.

                                        (a)     In the event of any
                                  liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holder of each share of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any Junior Securities, an amount in cash equal to one hundred dollars ($100.00) for each share of such Series C Preferred Stock, together with any accrued and unpaid dividends thereon (the "Liquidation Value").

                                        (b)     After the payment or
                                  distribution to the holders of Series C
                                  Preferred Stock of the full preferential amounts aforesaid, the holders of Junior Securities then outstanding shall together be entitled to receive ratably all the remaining assets of the Corporation.

                                        (c)     A consolidation or merger of
                                  the Corporation with or into any other
                                  corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this paragraph (ii).

                                        (d)     If upon any liquidation,
                                  dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series C Preferred Stock pursuant to subparagraph
                                  (a) shall be insufficient to permit the
                                  payment to such stockholders of the full preferential amounts required by such subparagraph, then all of the assets of the Corporation to be distributed shall be distributed ratably to the holders of outstanding




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                                  Series C Preferred Stock based on the number
                                  of shares held by each holder, and the
                                  holders of Junior Securities shall receive no distribution upon such liquidation, dissolution or winding up of the Corporation.

                                 (iii)    REDEMPTION OF SERIES C PREFERRED
                          STOCK.

                                        (a) The Series C Preferred Stock may be
                                  redeemed at any time following July 21, 2000 by the Corporation, at its option, prior to liquidation, dissolution or winding up of the Corporation, upon fifteen (15) days advance written notice by the Corporation to the record holders of such Series C Preferred Stock on the books of the Corporation, by paying to the record holders of such Series C Preferred Stock an amount in cash equal to one hundred dollars ($100.00) for each share of such Series C Preferred Stock (the "Redemption Price"), together with any accrued and unpaid dividends thereon. The holders of Series C Preferred Stock shall be deemed to have received written notice of such redemption five (5) days after the Corporation's mailing of the notice of redemption by certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation. Upon redemption of the Series C Preferred Stock, each holder shall be entitled to payment of the Redemption Price and any accrued and unpaid dividends. Any record holder of Series C Preferred Stock may convert all or a portion of its Series C Preferred Stock in accordance with the provisions of paragraph (iv) prior to such date of redemption by delivering written notice to the Corporation of such holder's election to convert all or a portion of such shares of Series C Preferred Stock (and dividends payable thereon) held of record by such holder. The Redemption Price (and dividends payable thereon) payable to the holders of Series C Preferred Stock who have not elected to convert their shares shall be payable by the Corporation within ten (10) days after expiration of the aforementioned fifteen (15) days notice period.

                                        (b)     On the earlier of (i) the later
                                  of (a) July 21, 2005 and (b) six months
                                  following the date of maturity of any high yield debt offering or long-term debt financing which may be obtained by the Corporation in an aggregate amount of at least $25,000,000 after the Issuance Date and prior to July 21, 2005, and (ii) January 21, 2008 (such earlier date, the "Mandatory Redemption Date"), the Corporation shall redeem all of the Series C Preferred Stock at the Redemption Price, together with any accrued and unpaid dividends, payable in (i) cash or (ii) if the Company so elects and so indicates in





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                                  the written notice provided for in the next
                                  succeeding sentence and if the Common Stock is then traded on a securities exchange or other national market system or NASDAQ small cap issuer system, the number of shares of Common Stock, rounded up to the nearest whole share, equal in value to such cash amount (the "Cash Equivalent Amount"). The Corporation shall provide at least fifteen
                                  (15) days advance written notice to the
                                  record holders of Series C Preferred Stock on the books of the Corporation of such redemption. The holders of Series C Preferred Stock shall be deemed to have received written notice five (5) days after the Corporation's mailing of such notice by certified or registered mail, return receipt requested, postage prepaid and addressed to each holder of record at such holder's address appearing on the books of the Corporation. For purposes of determining the Cash Equivalent Amount, the shares of Common Stock shall be valued at 80% multiplied by the 5-Day Average Price of the Common Stock. The Cash Equivalent Amount shall be determined as of the date immediately prior to the date of issuance of any such Common Stock. The "5-Day Average Price" per share of Common Stock shall mean the average closing price (or average of the closing bid and ask if on the NASDAQ small cap issuer system) of the Common Stock on the securities exchange or other national market system or NASDAQ small cap issuer system, as applicable, on which the Common Stock is then listed or traded over the 5-day trading period ending immediately prior to such date.

                                        At least thirty (30) days prior to a
                                  Mandatory Redemption Date relating to the redemption of Series C Preferred Stock payable in shares of Common Stock, the Corporation shall prepare and file with the Securities and Exchange Commission ("Commission") a "shelf" registration statement (a "Shelf Registration") on any appropriate form pursuant to Rule 415 under the Securities Act (or similar rule that may be adopted by the Commission), and shall use its best efforts to cause such Shelf Registration to become and continuously remain effective until the first to occur of two years after the date of such Shelf Registration or the sale of all shares of Common Stock covered thereby. The Corporation shall prepare and file with the Commission amendments and supplements to the Shelf Registration and the prospectus therewith as may be necessary to keep the Shelf Registration continuously effective and to comply with the provisions of the Securities Act of 1933, as amended, with respect to the transfer of all securities covered by the Shelf Registration.

                                        (c)     In the event that the
                                  Corporation proposes to engage in any
                                  transaction that results in the Corporation, directly or indirectly





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                                  through subsidiaries or controlled
                                  affiliates, being engaged in any line of business other than the exploration, development and production of oil and gas, the Corporation shall provide at least forty-five (45) days written notice (prior to the proposed closing date of such transaction) to the record holders of the Series C Preferred Stock on the books of the Corporation of such proposed transaction, setting forth the material terms of the proposed transaction and the proposed closing date. Holders of the Series C Preferred Stock may request such additional information as is reasonably required to review such proposed transaction, and following such review may, at their option, require the Corporation, upon fifteen (15) days written notice (prior to the proposed closing date of such transaction) to the Corporation, to redeem for cash all of the Series C Preferred Stock at the Redemption Price, together with any accrued and unpaid dividends thereon, subject to the consummation of the proposed transaction. In the event that the holders of Series C Preferred Stock elect such redemption, the Corporation shall redeem the Series C Preferred Stock no later than three
                                  (3) days following the closing of such
                                  transaction on the terms set forth in the written notice provided to the holders of the Series C Preferred Stock. The Corporation may not engage in any line of business other than the exploration, development and production of oil and gas without complying with the terms of this subparagraph (c). For purposes of this subparagraph (c), by way of illustration and not of limitation, engaging in the business of exploration, development and production of oil and gas does not include the refinery business.

                                        (d)     In the event that the
                                  Corporation proposes to enter into any
                                  merger, consolidation or share exchange
                                  pursuant to which (i) the holders of Common
                                  Stock preceding such merger, consolidation or share exchange will receive any consideration in the merger, consolidation or share exchange other than shares of common stock of the surviving corporation and (ii) the fair value of the consideration to be received by a holder of one share of Common Stock in such merger, consolidation or share exchange is less than the then Conversion Price, holders of the Series C Preferred Stock may, at their option, within 15 days of receipt of the notice provided to such holders under paragraph (iv)(j), require the Corporation to redeem for cash all of the Series C Preferred Stock, together with any accrued and unpaid dividends thereon, subject to and upon the consummation of the proposed transaction.





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                                  (iv)     CONVERSION.  The holders of Series C
                          Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

                                        (a)     RIGHT TO CONVERT.  Each share
                                  of Series C Preferred Stock shall be
                                  convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series C Preferred Stock or Common Stock, into the number of shares of Common Stock which result from dividing the Redemption Price, together with any accrued and unpaid dividends to the date of conversion, by the "Conversion Price" per share (as defined herein) in effect at the time of such conversion. The initial Conversion Price per share shall be $12.00, and such initial Conversion Price shall be subject to adjustment from time to time as provided herein.

                                        (b)     MECHANICS OF CONVERSION.
                                  Before any holder of Series C Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series C Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver at such office to such holder of Series C Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Preferred Stock to be converted, and the person or persons whom the Corporation's records indicate are entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. The certificate or certificates representing the shares of Common Stock issued upon such conversion shall contain the same restrictive legends, if any, included on the certificate or certificates of Series C Preferred Stock surrendered, unless the shares of Common Stock issuable upon such conversion have been registered under the Securities Act of 1933, as amended, and applicable state securities laws, in which case they will not be legended.

                                        (c)     ADJUSTMENT FOR STOCK SPLITS AND
                                  COMBINATIONS. If the Corporation shall at any time or from time to time after the issuance of the Series C Preferred Stock (the





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                                  "Issuance Date") effect a subdivision of the
                                  outstanding Common Stock, the Conversion
                                  Price then in effect immediately before the subdivision shall be proportionately decreased, and conversely, if the Corporation shall at any time or from time to time after the Commitment Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subparagraph (c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                                        (d)     ADJUSTMENT FOR CERTAIN
                                  DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time, or from time to time, after the Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

                                                (i) the numerator of which shall
                                           be the total number of shares of
                                           Common Stock issued and outstanding
                                           immediately prior to the time of
                                           such issuance or the close of
                                           business on such record date; and

                                                (ii) the denominator of which
                                           shall be the total number of shares
                                           of Common Stock issued and
                                           outstanding immediately prior to the
                                           time of such issuance or the close of
                                           business on such record date plus
                                           the number of shares of Common Stock
                                           issuable in payment of such dividend
                                           or distribution;

                                  provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subparagraph (d) as of the time of actual payment of such dividends or distributions.

                                        (e)     ADJUSTMENTS FOR OTHER DIVIDENDS
                                  AND DISTRIBUTIONS.  In the event the
                                  Corporation at any time or from





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                                  time to time after the Issuance Date shall
                                  make or issue or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in such event provision shall be made so that the holders of Series C Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph (iv) with respect to the rights of the holders of the Series C Preferred Stock.

                                        (f)     ADJUSTMENT FOR
                                  RECLASSIFICATION, EXCHANGE AND SUBSTITUTION.
                                  If the Common Stock issuable upon the
                                  conversion of the Series C Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets or compulsory share exchange provided for elsewhere in this paragraph
                                  (iv)), then and in each such event the
                                  holders of each share of Series C Preferred
                                  Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series C Preferred Stock might have been converted immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided herein.

                                        (g)     REORGANIZATION, MERGERS,
                                  CONSOLIDATIONS OR SALES OF ASSETS. Subject to the Corporation's obligation to redeem the Series C Preferred Stock in connection with the occurrence of a transaction as provided in paragraph (iii)(c), if at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph
                                  (iv)) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, or a compul-





                                      -8-
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                                  sory share exchange, then, as a part of such
                                  reorganization, merger, consolidation, sale or share exchange, provision shall be made so that the holders of Series C Preferred Stock shall thereafter be entitled to receive, upon conversion of Series C Preferred Stock, the number of shares of stock or other securities or property receivable upon such reorganization, merger, consolidation, sale or share exchange by holders of the number of shares of Common Stock into which such share of Series C Preferred Stock might have been converted immediately prior to such reorganization, merger, consolidation, sale or share exchange. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph (iv) with respect to the rights of the holders of Series C Preferred Stock after the reorganization, merger, consolidation, sale or share exchange to the end that the provisions of this paragraph (iv) (including provisions for the adjustment of the Conversion Price then in effect and the number of shares acquirable upon conversion of the Series C Preferred Stock) shall be applicable after that event and be as nearly equivalent to the provisions hereof as is practicable.

                                        (h)     ADJUSTMENT FOR ISSUANCE OF
                                  COMMON STOCK AT LESS THAN CONVERSION PRICE.
                                  If the Corporation at any time after the Issuance Date (i) issues any shares of Common Stock (other than pursuant to the Agreement dated effective June 12, 1996 between Smith Management Company, Inc., Farmout Inc., Randall D. Smith, Jeffrey A. Smith, John W. Adams, Inland Production Company and the Corporation, or other than pursuant to warrants, options or convertible securities outstanding as of the Issuance Date, or other than pursuant to the Corporation's Amended 1988 Option Plan or 1997 Stock Option Plan), for a per share consideration less than the Conversion Price then in effect hereunder, or
                                  (ii) issues rights, warrants, or options to acquire, or securities convertible into, or exchangeable for, shares of Common Stock (other than options to purchase Common Stock pursuant to options which may be granted under the Corporation's Amended 1988 Option Plan, 1997 Stock Option Plan and similar benefit plans subsequently adopted by the Corporation for the benefit of its employees), that permit exercise or conversion for a per share consideration less than the Conversion Price then in effect hereunder, then effective automatically on the date of such issuance the Conversion Price hereunder shall automatically be adjusted as follows: the number of shares of the Corporation's Common Stock outstanding (or deemed to be outstanding as hereinafter provided) immediately prior to such issue shall be multiplied by the Conversion Price in effect at the time of such issue and there shall be added to the product so obtained the





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                                  aggregate consideration, if any, (a) received
                                  by the Corporation upon such issue of
                                  additional shares of Common Stock pursuant to
                                  (i) and (b) received by the Corporation, or which will be received by the Corporation, pursuant to (ii) upon the issue and upon the subsequent exercise, conversion or exchange of any such additional rights, warrants, options or convertible or exchangeable securities. The sum so obtained shall be divided by the number of shares of the Corporation's Common Stock outstanding (or deemed to be outstanding as hereinafter provided) immediately after such issue (including, for this purpose, the shares to be subsequently issued under any rights, warrants, options or convertible or exchangeable securities which triggered the requirement to apply this adjustment to the Conversion Price), and the resulting quotient shall be the adjusted Conversion Price (which shall in no event be higher than the Conversion Price prior to such adjustment). For purposes of determining outstanding shares of Common Stock for applying the foregoing formula, all options, rights, warrants and securities convertible into Common Stock outstanding as of the Issuance Date shall be deemed to be outstanding shares of Common Stock, and any options, rights, warrants or convertible or exchangeable securities issued after the Issuance Date pursuant to (ii) above, which have resulted in a previous adjustment of the Conversion Price shall be considered outstanding shares of Common Stock for all subsequent applications of the formula to arrive at subsequent adjustments of the Conversion Price.

                                        (i)     ACCOUNTANTS' CERTIFICATE OF
                                  ADJUSTMENT. In each case of an adjustment or readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of Series C Preferred Stock, the Corporation, at its expense, shall cause independent public accountants of recognized standing selected by the Corporation (who may be the independent public accountants then auditing the books of the Corporation) (or the chief financial officer of the Corporation at the Board's option) to compute such adjustment or readjustment in accordance with the Corporation's Articles of Incorporation and prepare a certificate showing such adjustment or readjustments and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series C Preferred Stock at the holder's address as shown in the Corporation's books. The certificates shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.





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                                        (j)     NOTICES OF RECORD DATE.  In the
                                  event (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the
                                  Corporation, any reclassification or
                                  recapitalization of the capital stock of the Corporation or any compulsory share exchange or any transfer of all or substantially all of the assets of the Corporation to, or any merger or consolidation with, any other any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series C Preferred stock at least thirty (30) days prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification or recapitalization, compulsory share exchange, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and a description of such transaction, and (C) the time, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification or recapitalization, compulsory share exchange, transfer, consolidation, merger, dissolution, liquidation or winding up.

                                        (k)     FRACTIONAL SHARES.  No
                                  fractional shares of Common Stock shall be issued upon conversion of Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Corporation's Common Stock on the date of conversion, as determined by the closing price (or closing "bid" price, if applicable) on the day prior to the date of conversion.

                                        (l)     RESERVATION OF STOCK ISSUABLE
                                  UPON CONVERSION OR FOR DIVIDENDS.  The
                                  Corporation shall at all times reserve and keep available out of the authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock; and if at any time thereafter the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the




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


                                  conversion of all then outstanding shares of Series C Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                                        (m)     NOTICES DEEMED GIVEN.  Any
                                  notice required by the provisions of this paragraph (iv) to be given to the holders of shares of Series C Preferred Stock shall be deemed given five (5) business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

                                  (v)      VOTING RIGHTS.  Each holder of any
                          share of Series C Preferred Stock shall be entitled to vote on all matters and shall be entitled to such number of votes per share of Series C Preferred Stock equal to such number of shares of Common Stock into which such share of Series C Preferred Stock is then convertible rounded down to the nearest whole share. Each holder of shares of any of the Common Stock shall be entitled to one vote on all matters and shall be entitled to one vote for each share of Common Stock held. Except as otherwise expressly provided herein or as mandated by law, the holders of shares of Common Stock and Series C Preferred Stock shall vote together and not as separate voting groups or classes. In the event voting as a separate voting group by the holders of Series C Preferred Stock is expressly provided herein or mandated and required by Washington law, any vote by the holders of Series C Preferred Stock as a separate voting group shall be effective if approved by a majority of the outstanding shares of Series C Preferred Stock.

                                  The approval of the holders of the Series C
                          Preferred Stock, voting as a separate voting group, is required for the Corporation to (i) make any amendment, whether directly or by merger or otherwise, to (x) the terms of the Series C Preferred Stock as described under paragraph (ix) or (y) to the other terms of the Articles of Incorporation of the Corporation if such amendment would adversely affect any right, preference, privilege or voting right of the Series C Preferred Stock or the holders thereof,
                          (ii) authorize or issue any class or series of stock ranking pari passu with or senior to the Series C Preferred Stock as to dividends, as to the distribution of assets upon liquidation and as to conversion rights or (iii) consummate any merger, consolidation or share exchange, unless each holder of shares of Series C Preferred Stock immediately preceding such merger, consolidation or share exchange shall receive or continue to hold in the surviving corporation the equivalent number of shares, with substantially the same rights and prefer-ences including priority as to dividends, as to the distribution of assets upon liquidation, and as to voting and conversion rights (except as contemplated by paragraph (iv)(g)), as correspond to the shares of Series C Preferred Stock.

                                  The holders of the Series C Preferred Stock
                          shall have the right, exercisable at any time and acting separately as a voting group or class, to elect the greater of one, or a proportionate number rounded down to the nearest whole number based on the percentage of Common Stock into which the shares of Series C Preferred Stock may be converted, of the members of the Board of Directors of the Corporation. Upon the taking of any such action by the holders of Series C Preferred Stock, the authorized number of members of the Board of Directors shall automatically
                          be increased as appropriate.   A director elected by
                          the holders of Series C Preferred Stock pursuant to this paragraph (v) shall serve until his successor is duly elected and qualified or until his removal by the holders of Series C Preferred Stock.

                                  Cumulative voting by holders of Series C
                          Preferred Stock and holders of Common Stock is expressly denied.

                                  (vi)     PREEMPTIVE RIGHTS.  Except as
                          provided in paragraph (iv), no holder of any shares of Series C Preferred Stock shall be entitled as a matter of right to subscribe or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into such stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board to such persons and on such terms as in the Board's discretion the Board shall deem advisable.

                                  (vii)    NO REISSUANCE OF SERIES C PREFERRED
                          STOCK. No share or shares of Series C Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares of Series C Preferred Stock which the Corporation shall be authorized to issue and all such shares shall be returned to authorized but unissued shares of Class A preferred stock, par value $0.001 per share, of the Corporation and may be issued or further designated, as determined by the Board in accordance with the Articles of Incorporation and applicable law.

                                  (viii)   COMMON STOCK.  The term "Common
                          Stock", as used herein, means the Corporation's $.001 par value Common Stock and any capital stock of any class of the Corporation authorized after the date the Series C Preferred Stock is established which is not limited to a fixed sum or percentage of par or stated value in respect of the rights of holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

                                  (ix)  AMENDMENTS.  There shall be no
                          amendment, modification or waiver of the terms hereof without the prior written consent of holders of at least a majority of the Series C Preferred Stock outstanding at such time. The designation by the Board of one or more additional series of Class A preferred stock or any other class of stock of the Corporation with dividend, liquidation or conversion rights pari passu with or having priority over or having greater or more beneficial rights per share than the Series C Preferred Stock shall be deemed to constitute an amendment to the Articles of Incorporation of the Corporation for which the holders of shares of Series C Preferred Stock are entitled to vote hereunder as a separate voting group. Except as otherwise expressly provided in this paragraph (ix) or paragraph (v), any changes or amendments to the Articles of Incorporation of the Corporation may be made in accordance with applicable law.

         IV. The foregoing amendment to the Articles of Incorporation of Inland Resources Inc. was authorized by the majority vote of the Board of Directors of the Corporation on the 21st day of July, 1997.

         IN WITNESS WHEREOF, these Articles of Amendment have been executed on behalf of the Corporation by its President on this 18th day of July, 1997.


                                               /s/ KYLE R. MILLER
                                               -----------------------------
                                               Kyle R. Miller